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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-12761, 33-41862, 33-48888, 33-49236,
33-49248, 33-48890, 33-86506, 33-86508, 33-48892 and 33-64319) and on Forms S-3
(File Nos, 33-33914, 33-40287, 33-43648, 33-60381, 33-63393, 33-63397,333-3995
and 333-50755) of Organogenesis Inc. of our report dated March 27, 2000 relating to the financial statements, which appear in this Form 10-K.





                                                    PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 27, 2000